Gruber & Company, LLC
Certified Public Accountant
121 Civic Center Drive, Suite 125
Lake Saint Louis, Missouri 63367
Phone: (636) 561-5639
Fax: (636) 561-0735

January 20, 2011

To Whom It May Concern:

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of Power-Save Energy Company filed with the Securities and Exchange Commission, pertaining to our report dated March 25, 2010, with respect to the financial statements of Power-Save Energy Company included in its Annual Report (Form 10-K), for the year ended December 31, 2009.

Very truly yours,

Gruber & Company, LLC

Gruber & Company, LLC
Lake Saint Louis, Missouri